LEASE
Between
Schoen Place LLC
And
Biophan Technologies, Inc.

TABLE OF CONTENTS:

LEASE

1. PARTIES. This Lease Agreement is made and entered into this 21st day of August, 2006 by and between SCHOEN PLACE, LLC, a New York limited liability company, with offices at 4 Schoen Place, Pittsford, NY 14534 (hereinafter "**Landlord**"), and BIOPHAN TECHNOLOGIES, INC., a corporation organized and in good standing under the laws of Nevada and duly authorized to do business in the State of New York, and having its current principal office at 15 Lucius Gordon Drive, Suite 215, West Henrietta, NY 14586 (hereinafter "**Tenant**").

2. PREMISES. That for and in consideration of the rentals hereinafter reserved and of the mutual covenants and agreements hereinafter set forth, the Landlord, hereby leases to the Tenant, for the term hereinafter set forth, the top two floors on the east side of an existing building of three floors and more particularly described as 15 Schoen Place, Pittsford, New York and the right in common with the other tenants of the building to use the basement, elevators, all bathrooms and all other common areas and the entire parking area (sometimes collectively referred to as "Common Areas"). With respect to the Common Areas, especially the parking area, Landlord agrees that it will not permit the same to be used by anyone other than Tenants of the building and their guests and the tenants and guests of the grain tower building located adjacent to 15 Schoen Place. If, in the reasonable judgment of Tenant, the unpermitted use of the parking area at any time during the term of this Lease by those other than tenants of the building unreasonably interferes with the use of the parking area by Tenant, Landlord, at its expense and subject to the approval of Tenant and the Village of Pittsford, New York, shall provide by electronic key card entry or similar means to limit access to the parking area to the tenants of the building and their guests. With respect to the basement, Landlord shall have the right to partition off an area reasonably necessary to enclose and maintain the mechanicals. The Demised Premises shall hereinafter be referred to as "Demised Premises" and are more specifically set forth on a floor plan attached hereto as Exhibit A and made a part hereof, said plan being initialed by Landlord and Tenant.

3. TERM AND RENTAL. The term of this Lease shall commence on October 1, 2006, and shall end on November 30, 2021. Regardless of any thing to the contrary contained in this Lease, Tenant shall have the right to terminate this Lease at any time after August 31, 2008 by Tenant giving Landlord 90 days notice of Tenant's exercise of this option to terminate and, at the end of the 90 day period, this Lease shall terminate as that date had been the expiration date of this Lease. If Landlord has not entered into a lease with another Tenant for all or part of the Leased Premises within 60 days from the end of the foregoing 90 day period, Tenant shall continue to pay the monthly installments of the Annual Minimum Rent until such a lease is entered into, but in no event shall the obligation of Tenant to make such monthly installments extend for any period beyond 60 days from the end of the foregoing 90 day period.

If the Landlord is unable to give possession of the Demised Premises on the date of the commencement of the term specified herein because construction has not been sufficiently completed to make it ready for occupancy or because a certificate of occupancy has not been procured or for any other cause, including but not limited to labor and/or material shortage, beyond the Landlord's reasonable control, the Landlord shall not be subject to any liability for

failure to give possession on said date. Except as hereinafter provided in this paragraph, the validity of the Lease shall not be impaired by reason of Landlord's failure to give possession and the commencement and the term of the Lease shall be extended to accommodate the actual delivery of possession to the Tenant; and in such case the Landlord and Tenant shall sign a statement confirming the commencement and termination date to accommodate delivery of possession. If for any reason not due to the fault of Tenant, the Demised Premises are not ready for occupancy with a certificate of occupancy issued and are not delivered by Landlord to Tenant for occupancy by December 31, 2006, Tenant shall have the right to terminate this Lease upon giving notice of termination to Landlord,

Tenant agrees to pay Landlord as rental for the above described premises the Annual Minimum Rent as follows:

For each Lease year starting on October 1, 2006 and October 1, 2007 and ending on November 30, 2007 and November 30, 2008, respectively, the Annual Minimum Rent shall be $99,558.00. Starting on December 1, 2008 and each Lease year thereafter until the end on November 30, 2010, the Annual Minimum Rent shall increase by 5% over the Annual Minimum for the previous Lease Year. Starting on December 1, 2010 and each Lease year thereafter until the end on November 30, 2016, the Annual Minimum Rent shall increase by 3% over the Annual Minimum for the previous Lease Year. The Annual Minimum Rent is payable to Landlord in equal monthly installments, in advance, without deduction or set-off, on the first day of the month. The Tenant also agrees to pay Landlord, together with the Annual Minimum Rent, payments required under Paragraph 17 "Increase in Real Estate Taxes".

Unless otherwise stated, all sums of money or charges (other than monthly installments of Annual Minimum Rent) payable to Landlord from Tenant by this Lease are due five (5) days after notice thereof, without any deductions or set off, and failure to pay such charges carries the same consequences as Tenant's failure to pay rent. Tenant shall mail or have delivered to Landlord all monthly payments of the Annual Minimum Rent and Additional Rent to: Schoen Place LLC, 4 Schoen Place, Pittsford, New York 14534 or such other place as may be designated in writing by Landlord.

If a monthly installment of Annual Minimum Rent is not received by the Landlord by the fifth (5th) business day of the month then the Tenant will pay a late charge of five percent (5%) of the monthly installment. In the event non-payment of rent continues beyond the tenth (10th) business day of the month in which the rent is due, then interest will accrue at one and one-half percent (1.5%) per month on the unpaid balance, said interest being over and above the late charge.

4. <u>ASSIGNMENT & SUBLEASING.</u> Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without Landlord's advance written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Such approval shall be given or refused within the ten (10) days following written request given by the Tenant of its desire to assign or sublet under this instrument. Any attempted assignment or subletting without the consent of the Landlord, as provided in this paragraph, shall be totally void and of no effect, provided, however that Landlord's consent shall not be required for a sublease or assignment to (a) to a parent, subsidiary or affiliate company of Tenant; (b) in connection with a merger or consolidation;

or (c) in connection with a sale of substantially all of Tenant's assets. Landlord's consent is subject to the receipt by the Landlord of all rents and other charges reserved in said Lease and the performances of all covenants, conditions and terms contained therein on the part of the Tenant. Any such consent shall not release the original Tenant from any of its duties, obligations or covenants contained in this Lease.

In the event of any sublet of all or any portion of the Demised Premises, it is specifically understood and agreed that any increase in any rent or rent factor charged to the sublessee shall be and become additional rent due to the Landlord and payable to the Landlord in the same manner and at the same time as any installment of Annual Minimum Rent or any Additional Rent may be due herein.

5. USE. The Tenant agrees to use the Demised Premises for general office purposes and they shall not otherwise be used for commercial, retail or manufacturing uses. The Tenant shall occupy the Demised Premises upon the commencement of the term hereof and shall use the Demised Premises for general office purposes during the entire term of the Lease. The Tenant will not conduct business in a manner that creates strong, unusual or offensive odors, fumes, dust or vapors, is a public or private nuisance, emits noise or sounds which can be heard outside the premises which are objectionable due to intermittence, beat, frequency, shrillness or loudness, creates unusual fires, explosive or other safety hazards, causes a situation that promotes loitering or which would be in violation of the law or is for an immoral purpose.

6. CONDEMNATION. If (i) any part of the Demised Premises, including the Common Area, be appropriated or taken for any public use by virtue of eminent domain or a condemnation proceeding or (ii) by reason of any law or ordinance, or by court decree, whether by consent or otherwise, that results in the Tenant's use of the Demised Premises being prohibited or adversely affected in a material way, the Landlord and the Tenant each reserves the right to terminate this Lease upon ninety (90) days written notice to the other. In that event, rental shall be paid only to the time when the Tenant surrenders possession of the Premises. In the event of partial appropriation that does not result in the Tenant's use of the Demised Premises being prohibited or adversely affected in a material way, Tenant shall continue in possession of that part of the Premises not so appropriated under the same terms and conditions hereof, except that in such cases the Tenant shall be entitled to an equitable reduction in the rental payable hereunder. No part of any award for a taking of any portion of (he Demised Premises or any portion of the premises of which the Demised Premises is a part shall belong to the Tenant. Tenant shall have the right to any awards Tenant receives for any claims made by Tenant to the Condemning Authority on behalf of Tenant's business and for moving expenses and Landlord shall not be entitled to any part of Tenant's award. Each party acknowledges the other party's right to cancel this Lease and Tenant agrees to waive any claim it may have with respect to any taking of (tie property as described herein.

7. REPRESENTATIONS. The Landlord will deliver the premises in substantially the condition as described in Exhibit B (Build-out Parameters), said Exhibit B to be dated and initialed by the parties.

8. REPAIRS & MAINTENANCE - LANDLORD. The Landlord, at the Landlord's

expense, agrees to repair and maintain in good condition at all times during the term of this Lease and in accordance with all applicable laws, rules and regulations, the entire Demised Premises and the Common Areas, including, without limitation, interior and exterior structural and non-structural repair, the elevators, HVAC, parking areas, sidewalks, plumbing and sewer systems and the interior and exterior electric service (including the changing of light bulbs when necessary), unless such repairs are necessitated by the act or negligence of the Tenant, its invitee, customers, employees, or agents.

Landlord, at the Landlord's expense, shall be responsible for parking lot maintenance, snowplowing, landscaping, lawn care and lawn cutting, all of which shall be done in a timely manner when necessary.

The Landlord will during the term of this Lease contract with a qualified heating and cooling company to maintain and repair the HVAC.

The Landlord further agrees to keep the sidewalk in front of the Demised Premises and the area in the rear thereof clean and free from obstructions, rubbish, dirt, snow and ice, and shall not display articles on said sidewalk.

The Landlord shall not, however, be responsible for damage to Tenant's property left or stored in the common areas or basement, unless due to Landlord's negligence or willful act.

The Landlord, upon reasonable notice to the Tenant, shall have the right to reasonable entry and inspections to carry out its obligations under this section and for the purpose of showing the premises to bona fide prospective purchasers or, within ninety (90) days prior to the termination or expiration of this Lease, tenants.

9. MAINTENANCE - TENANT. The Tenant, at its expense after occupancy, agrees to provide cleaning to the interior of the Demises Premises and to arrange with, and share the cost of, with other tenants of the building in which the Demised Premises is located for the cleaning of the interior Common areas of the building to keep same in a clean and sanitary condition, including but not limited to rodent and pest control, if necessary. Tenant agrees to clean the inside of the tilt-in windows annually. Windows must be kept closed and screens shall not be permitted. Any damage done by birds, insects, rain or any other source attributed to a window left open by Tenant shall be immediately repaired at Tenant's expense. Tenant shall not alter or remove interior window treatments which may have been provided by the Landlord, if any, and Tenant shall be responsible for the replacement if damaged by Tenant. The Tenant shall not have any obligation to otherwise maintain or make repairs to the Demised Premises, those being the obligations of the Landlord pursuant to Paragraph 8 above, provided, however, if Tenant, in its sole discretion, desires to replace the carpeting in the Demised Premises or paint the Demised Premises, Tenant agrees to do so, at Tenant's expense. In the event that the Tenant elects to replace carpeting, wallpaper or paint the Demised Premises, such selections as to color shall be subject to the reasonable consent of the Landlord.

10. UNAVOIDABLE CASUALTY. If the Demised Premises shall be partially destroyed by fire or other insurable casualty, and thereby be rendered untenantable only in part,

Landlord shall promptly, at its own expense, cause the damage to be repaired, and the Annual Minimum Rent, meanwhile, shall be abated proportionately as to the portion of the building rendered untenantable. If by reason of said fire or other insurable casualty the building shall be rendered wholly untenantable, Landlord shall promptly, at it own expense, cause such damage to be repaired and the minimum annual rent shall be abated in whole until said building is restored, unless within sixty (60) days after said occurrence Landlord shall give Tenant written notice that it has elected not to reconstruct the destroyed building. In which event, this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the Annual Minimum Rent to be adjusted as of such date.

11. INDEMNITY. The Tenant agrees to indemnify and save harmless the Landlord from all damages, claims and demands arising out of the operation of the Tenant's business, its use of the Demised Premises, or the acts of its employees, agents, patrons, and other invitees. Such indemnity shall not include such claims etc. as arise out of the Landlord's negligence or breach of its obligations under this Lease.

The Landlord agrees to indemnify and save harmless the Tenant from all damages, claims and demands arising out of the ownership of the premises or Landlord's breach of its obligations under this Lease or Landlord's other acts or negligence or the acts of its employees, agents, patrons, and other invitees. Such indemnity shall not include such claims etc. as arise out of the Tenant's negligence or breach of its obligations under this Lease.

12. SIGNS. Landlord to accommodate signage to be installed and maintained by Tenant in accordance with the requirements of the Village of Pittsford, New York. Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Demised Premises thereby.

13. UTILITIES. Public utility service connections into said building shall be provided by Landlord. Landlord shall not be responsible for interruption of utilities, water and/or gas, which may be the responsibility of the respective provider and not that of the Landlord, unless due to Landlord's negligence or willful act. The Tenant shall pay for all interior electric and gas to the Demised Premises and shall arrange for and share payment for interior Common Area electric, water, pure water charges and other interior utility consumption charges with the other tenants of the building. Landlord shall pay for all exterior electric and, if any, exterior water, pure water charges and other exterior utility consumption charges. The Tenant will arrange and pay for trash removal. Landlord, at its expense, shall provide a dumpster on the exterior of the premises in which the Demised Premises is located.

14. WASTE. The Tenant agrees to occupy and use the Demised Premises in a careful, safe and lawful manner and will not commit or suffer any waste thereto. The Tenant agrees, at its own expense, to comply with all governmental regulations involving the conduct of its business in the Demised Premises. This shall not include compliance with governmental regulations that are the Landlord's obligation.

15. SURRENDER OF PREMISES. It is agreed that upon the termination of this Lease by whatever cause, the Tenant will surrender the Premises to the Landlord, broom clean

and in as good condition as they were when occupancy was taken hereunder, natural wear and depreciation from reasonable use thereof, the failure of Landlord to perform its obligations under this Lease and damage or destruction by fire and acts of God or public enemy or unavoidable accident or obsolescence excepted. Subject to the other terms of the Lease, Tenant shall, at its expense, remove all property of Tenant, all non-structural alterations to the Demised Premises not wanted by Landlord and repair all damage caused by such removal.

If the Tenant shall hold possession of the Demised Premises after the expiration or termination of this Lease, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at one and one-half the Annual Minimum Rent in effect during the last year immediately preceding such hold over.

16. TRADE FIXTURES. The Tenant shall have the right upon termination of this Lease (provided the Tenant is not in default) or any renewal thereof, to remove any trade fixtures furnished by it. If tenant is in default, landlord shall have the right to hold any trade fixtures toward any amount owed by tenant.

If the removal of such trade fixtures or separation from the building shall cause damage to the Demised Premises the Tenant agrees to repair the damages incurred by such removal immediately upon termination of the Lease. If Tenant shall fail to make such repairs, the Landlord has the right to repair the damages and Tenant agrees to pay Landlord for the cost incurred by Landlord in making such repairs.

17. REAL ESTATE TAXES. During any lease year following the thirty-eighth month of the lease term, if there is an increase in real property taxes pertaining to the premises of which the Demised Premises is a part over the amount of the Base Real Estate Taxes as defined below in this paragraph, Landlord shall fully absorb and Tenant shall not be obligated to reimburse Landlord for the first three percent (3%) of any such increase. Tenant agrees to reimburse Landlord in an amount equal to Tenant's Proportionate Share of ~~fifty percent~~ (~~50~~%) of 33 1/3 % the remaining ninety seven percent (97%) of such increase. Such increases shall be cumulative so that current and non-delinquent taxes and other charges imposed by the Town and County, Village and School for 2008 shall establish the base real estate taxes (the "Base Real Estate Taxes") when making the above calculation. Tenant's Proportionate Share shall be deemed to be forty eight percent (48%).

Such sums shall be deemed Additional Rent payable with the next monthly installment due, provided the Landlord at least fifteen (15) days prior thereto has provided the Tenant with a true copy of the tax bill(s) reflecting said increase and made demand therefor.

18. DEFAULT. This Lease is subject to certain limitations whereby the Tenant shall be in default upon the occurrence of any one or more of the following events.

(a) If the Tenant shall make an assignment for the benefit of its creditors; or

(b) If any petition shall be filed against the Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition,

extension, arrangement or insolvency proceedings, and the Tenant shall thereafter be adjudicated bankrupt or such petition shall be approved by the court or if the court shall assume jurisdiction of the subject matter or if such proceedings shall not be dismissed, discontinued or vacated within ninety (90) days after such filing; or

(c) If, in any proceedings, a receiver or trustee be appointed for all or any portion of the Tenant's property, and such receivership or trusteeship shall not be vacated or set aside within ninety (90) days after the appointment of such receiver or trustee; or

(d) If the Tenant shall refuse to take possession of the Demised Premises at the commencement of the term, or shall abandon the Demised Premises before the end of the lease term except for reasons previously set forth in this Lease; or

(e) If the Tenant shall assign, mortgage or encumber this Lease, or sublet the whole or any part of the Demised Premises otherwise than as expressly permitted hereunder, or

(f) If the Tenant shall fall to pay any installment of the Annual Minimum Rent set forth in this Lease when the same shall become due and payable and such failure shall continue for five (5) days after notice from Landlord that such installment is past due; or

(g) If the Tenant shall fail to pay any item of additional rent or any other charge required to be paid by the Tenant hereunder (other than the payment of the Minimum Annual Rental), and such failure shall continue for ten (10) days after notice from Landlord that such installment is past due; or

(h) If a lien shall attach to the premises of which the Demised Premises is a part as a result of action on the part of the Tenant, and not be released of record or bonded off within thirty (30) days of the date of filing of said lien.

In the event of any default by Tenant of its duties or obligations as imposed by this Lease, Landlord may, at its option, terminate this Lease. In the event of any such termination of this Lease or if Tenant shall be ejected, dispossessed or removed from the Demised Premises, by summary proceedings or by any other action or proceeding at law without Landlord terminating this Lease, Landlord may re-let the Demised Premises, or any part or parts of the Demised Premises, for such rent and for such term as Landlord may see fit, which term may at Landlord's option be shorter or extend beyond the balance of the term of this Lease. In any such case, Landlord may make such repairs, alterations and additions in or to the Premises and redecorate the same as Landlord as may be reasonably necessary to re-let the Demised Premises. Tenant shall pay Landlord any deficiency between the rent reserved in this Lease and covenanted to be paid and the net amount of the rents collected on such re-letting for the balance of the term of this Lease, as well as any reasonable expenses incurred by Landlord in such re-letting, including, but not limited to, reasonable attorneys' fees, brokers' fees, the reasonable expense of repairing, altering and redecorating the Demised Premises, and otherwise preparing the same for re-rental. All such costs, other than the rent, shall be paid by Tenant upon demand by Landlord. Any deficiency in rent shall be paid by Tenant in monthly installments, unless Tenant defaults in making any installment in which event the entire rent shall be immediately due and payable. For

the purpose of determining the deficiency in rent, the rent reserved shall be deemed to be the Annual Minimum Rent and any additional rent. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent months. Landlord shall make a reasonable effort to re-let the Demised Premises.

19. ALTERATIONS - LANDLORD. Landlord hereby reserves the right at any time to make alterations or additions to the property on which the Demised Premises are located, provided that any such alterations or additions shall, in Tenant's reasonable opinion, enhance and in no way adversely affect Tenant's use of the Demised Premises.

20. ALTERATIONS - TENANT. The Tenant will not make non-structural alteration in an amount in excess of $25,000.00 or structural alterations to said building (including window treatments) or any part thereof without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed and Tenant agrees that any improvements made by it shall immediately become the property of Landlord and shall remain on the Demised Premises.

In the event that any mechanic's lien is filed against the Demised Premises as a result of additions, alterations, repairs, installments or improvements made directly or indirectly by Tenant, or any other direct or indirect act of Tenant, Tenant, at his expense, shall discharge the same within thirty (30) days from the filing thereof. In the event Tenant shall fail to discharge said mechanic's lien, Landlord at his option, in addition to other rights and remedies herein provided, may bond or pay said lien or claim without inquiring into the validity thereof for the account of the Tenant and all sums advanced by Landlord shall be paid by Tenant to Landlord as additional rent within thirty (30) days after Tenant is billed for same plus any amount equal to interest at the rate of 7% per annum and reasonable legal fees.

21. PARKING SPACES. In addition to the right to use the parking area in common with the other tenants of the building in which the Demised Premises is located, the Tenant shall have the right to the exclusive use of the parking spaces on the east side of the property designated on Exhibit C.

22. SUBORDINATION. This Lease and Tenant's tenancy hereunder shall be subject and subordinate at all times to the lien of any first mortgage or first deed of trust now or hereafter placed upon the interest of the Landlord and the Demised Premises, provided, however that any such mortgage provides that so long as Tenant does not default under this Lease that Tenant's tenancy shall not be disturbed. Tenant agrees to execute and deliver such instruments as may be reasonably required by Landlord or by any mortgagee subordinating this Lease to the lien of any present or future first mortgage or first deed of trust providing it provides for non-disturbance as provided in this paragraph.

23. ENVIRONMENTAL REQUIREMENTS. Tenant agrees to comply with all present and future statutes, laws, ordinances, enactments, rules, regulations, orders, decrees, directives, mandates or other similar requirements of any federal, state, or local government, court or public authority prohibiting, regulating or otherwise relating to environmental pollution and

environmental control of any kind including by not limited to air pollution, water pollution, noise pollution, solid waste pollution, toxic substance control (Environmental Requirements), including but not limited to Environmental Requirements under the Federal Water Pollution Act, as amended, the Federal Clean Air Act as amended, the Resource Conservation and Recovery Act, the Noise Control Act, and the Toxic Substance Control Act, which are applicable to or arise out of or in connection with Tenant's use or occupancy of the Premises. Tenant further agrees to establish or continue a program to assure that all present and future Environmental Requirements shall be monitored and met. Tenant will comply with said Environmental Requirements at its sole cost and expense and will hold harmless, indemnify and defend Landlord from and against any claims, suites, damages, losses, costs and expenses, including reasonable attorney's fees, made against or sustained by Landlord as a result of Tenant's failure to comply with any Environmental Requirements. Landlord represents and warrants that there are presently no violations of any Environmental Laws in any affecting the Demised Premises or the remainder of the premises.

24. INSURANCE. Tenant shall during the entire term thereof including any renewals or extensions of said term, keep in full force and effect a policy or policies of public liability and property damage insurance in an insurance company licensed to do business in the State of New York with respect to the Demised Premises and the business operated by Tenant and subtenants of Tenant in the Demised Premises. The Tenant, at Tenant's sole cost and expense shall obtain and maintain policies providing the following coverage: (i) Tenant's fixtures, equipment, furnishings, merchandise, and other contents in the Demised Premises for the full replacement value of said items and (ii) comprehensive general liability insurance naming the Landlord and any mortgagee as additional insured, which policy is to be in the minimum amount of One Million Dollars ($1,000.000) with respect to any one person, in the minimum amount of Three Million Dollars ($3,000,000) with respect to any one accident and in the minimum of One Hundred Thousand Dollars ($100,000) with respect to property damages. Tenant shall deliver to Landlord certificates of insurance or duplicate originals of each such policy and shall not be cancelable except upon ten (10) days advance notice to Landlord.

25. INSURANCE PREMIUM. Landlord, at Landlord's expense, shall obtain and maintain during the term of this Lease and any extension thereof, fire and extended coverage insurance insuring against all reasonable perils and liabilities for one hundred percent (100%) of the replacement value to the Demised Premise. Such insurance shall be issued by an insurance company licensed to do business in the jurisdiction in which the Demised Premises are located.

26. NOTICES. Any written notices required hereunder shall be sufficient if sent by Registered Mail, return receipt requested, and regular First Class Mail, addressed to the Landlord as follows:

Attn: A.D. Longwell
Schoen Place LLC
4 Schoen Place
Pittsford, New York 14534

And sent to Tenant in the same manner as follows:

Biophan Technologies, Inc.
15 Schoen Place
Pittsford, New York 14534

Either party may, by written notice actually delivered to the other, change the address in this section for any notices after that date, notwithstanding any other provisions herein to the contrary.

27. WAIVER. No failure by Landlord to exercise any right which it may have pursuant to this Lease or by law by reason of any such default on the part of Tenant shall be deemed a waiver or lapse of such right for that or any subsequent breach or default of any nature committed by Tenant.

28. AMENDMENTS. It is acknowledged that the covenants and obligations herein contained are the full and complete terms of this Lease and that no alterations, amendments or changes to such terms shall be binding unless first produced in writing and executed with same formality as this Lease.

29. CONSTRUCTION & HEADINGS. This Lease is the joint effort of the parties hereto and is not to be construed against either party as having been prepared by such party.

The headings hereof are intended as guides only and shall not be construed as having any legal effect.

30. HEIRS, SUCCESSORS, & ASSIGNS. Each and every obligation contained in this Lease shall be binding upon and inure to the benefit of the respective parties, their heirs, legal representatives, successors, and assigns.

31. LIMITED LIABILITY OF LANDLORD. The Landlord named herein shall be responsible to Tenant only so long as Landlord is the owner of the Demised Premises. In no event shall the Landlord, whether an individual, partnership or corporation, be liable personally for damages to Tenant, but Tenant offers to look solely to the Landlord's equity in the Demised Premises to enforce any of the Tenant's rights for default on the part of the Landlord.

32. GOVERNING LAW. This Lease shall be construed in accordance with the laws of New York State. Landlord and Tenant do hereby expressly and irrevocably waive and renounce any right to trial by jury of any and all past, present and future accounts, actions, agreements, causes of action, claims, costs or expenses (including, but not limited to, attorneys fees and disbursements), damages, debts, demands, liabilities, losses, obligations or reckoning of any kind or nature whatsoever for compensatory or exemplary and punitive damages, or declaratory, equitable or injunctive relief, whether based on contract, tort, or other theories of recovery provided for by the common or statutory law, ascertained or unascertained, known or unknown, arising out of, concerning or related in any way to this Lease or any of the related documents. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants,

terms, or conditions of this Lease, or for the recovery of the possession of the Demised Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's costs, legal and reasonable attorneys fees, the amount of which shall be fixed by the Court and shall be made a part of any judgment or decree rendered.

33. CONFIDENTIALITY. This document is confidential. Neither Tenant nor Landlord shall not knowingly discuss the Lease or any of its terms or provisions to persons other than it legal, financial and business advisors; lenders; officers and directors; prospective purchasers of such party's business; and other similarly situated persons. Any claims for damages that Tenant or Landlord may bring for breach of confidentiality shall be settled by an arbitration proceeding.

34. QUIET ENJOYMENT. Landlord agrees that Tenant upon paying the rent and all other charges provided in this Lease and performing and fulfilling the terms, covenants and conditions of this Lease on Tenant's part to be performed and fulfilled, shall lawfully and quietly hold, occupy and enjoy the Leased Premises during the term of this Lease without hindrance or molestation by Landlord or any person or persons claiming under Landlord.

35. LANDLORD'S WORK AND TENANT'S WORK.

(a) Landlord's Work. Landlord shall perform the work ("Landlord's Work") set forth on Schedule A attached to this Lease entitled "Landlord's Work", at Landlord's expense.

(b) Compliance. All of Landlord's Work shall comply with the following where applicable:

(i) All applicable statutes, including, without limitation, the Americans with Disabilities Act, ordinances, regulations and codes and the requirements of any governmental department, agency, bureau or other governmental body. To the extent obtainable, Landlord and Tenant shall each deliver to the other copies of certificates and other documents showing compliance with the foregoing.

(ii) The standards and requirements of the National Board of Fire Underwriters (NBFU), applicable Rating Bureau, the National Electric Code (NEC), the American Gas Association (AGA), the American Society of Heating and Air Conditioning Engineers (ASHAE), the Occupational Safety & Health Administration (OSHA), Americans with Disabilities Act (ADA), Environmental laws, rules and regulations, applicable State and City Building Codes and the requirements of all public utility companies serving the Demised Premises.

36. MISCELLANEOUS.

(a) Capacity of Signatories. Each person signing this Lease on behalf of the Landlord and Tenant represents and warrants to the other party to this transaction that he or she is duly authorized to act on behalf of and bind the respective business entity which he or she represents; and each affirmatively states that all appropriate corporate resolutions, unanimous shareholder

and/or member consent, or other approval as may be appropriate and required under either the laws of the State of New York or the law in which the business entity was organized .....

(b) Broker. The parties specifically represent and affirm that no broker has been involved in this transaction and each party agrees to indemnify and hold harmless from any and all expenses, including reasonable attorneys fees, as may be incurred by each respective party as a result of a claim by anyone for a commission based on this transaction and the conduct of the respective party.

(c) Entire Agreement. This Lease contains the entire agreement between the Landlord and the Tenant with respect to its subject matter and may be amended only by subsequent written agreement between them. Except for any that are set forth in this Lease, no representations, warranties, or other agreements, written or oral, have been made by the Landlord to one another with respect to this Lease.

(d) This Lease has been prepared in part by the Landlord and its professional advisors and in part by the Tenant and its professional advisors. Landlord and Tenant believe that this Lease is the product of all of their efforts, that it expresses the agreement of the Landlord and Tenant, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their respective efforts in either preparing it or having it prepared.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under their respective seals on the ________ day of June, 2006.

LANDLORD: Schoen Place LLC

Witness: ________________________ By: ________________________

TENANT: Biophan Technologies, Inc.

Witness: ________________________ By: ________________________

Title: CEO

STATE OF NEW YORK:
COUNTY OF MONROE: SS.:

On the 19 day of ~~June~~ SEPTEMBER, 2006 before me, the undersigned, a notary public in and for said State, personally appeared ALDEN D. LONGWELL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

WAYNE F. DeHOND
NOTARY PUBLIC, STATE OF NEW YORK
Qualified in Monroe County
My Commission Expires NOVEMBER 30, 2009
Reg. # 02DEC0903433

STATE OF NEW YORK:
COUNTY OF MONROE: SS.:

On the 21st day of ~~June~~ AUGUST, 2006 before me, the undersigned, a notary public in and for said State, personally appeared MICHAEL L. WEINER personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

CAROLYN J. HOTCHKISS
Notary Public, State of New York
Monroe County No. 01HO4814532
Commission Expires February 28, 2007

ATTORNEY'S CERTIFICATION

PURSUANT TO SECTION 2105 OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, THE UNDERSIGNED, AS AN ATTORNEY ADMITTED TO PRACTICE IN THE COURTS OF NEW YORK STATE, CERTIFIES THAT THIS COPY HAS BEEN COMPARED BY ME WITH THE ORIGINAL AND IS A TRUE AND COMPLETE COPY THEREOF.

WAYNE F. DEHOND, ESQ.

Exhibit A

Floor Plan of Demised Premises Pursuant to Paragrah 2

2ND FLOOR


MECH.
NEW HIRE
118 sqft
REBECCA
145 sqft
CAROLYN
145 sqft
GINNY
140 sqft
TYP GLASS ABOVE 54" DRYWALL BELOW W/ GLASS DOOR
LOW FILES W/ COMMON TOP
COPIER
COATS
SOLID DOOR
2ND FLR BIOPHAN
FOR APPROVAL 6-27-06

PARKING/TREES

CANAL VIEW

3RD FLOOR



MECH.
STU MacDONALD
DARRYL C.
JOHN L.
"NEW" FURN SHOWN
TYP GLASS ABOVE 54" DRYWALL BELOW W/ GLASS DOOR
D.H.
S.C.
MIKE W.
COATS
SOLID DOOR
STORAGE
PARKING/TREES
CANAL VIEW
N

3RD FLR BIOPHAN
FOR APPROVAL 6-27-06

APPROVED: [signature] 28 Jun 06
[signature] 6/28/06

Exhibit B
Build-Out Parameters Pursuant to Paragraph 7

9/29/2006

Being done by landlord agreed by the tenants

Exhibit C
Exclusive Parking Spaces Pursuant to Paragraph 21

NONE

Schedule A
Landlord's Work Pursuant to Paragraph 35 (a)

9/29/2006

Being done by the landlord and agreed by the tenants

